AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly established a new series of shares titled American Century - Benham High Yield Fund
(hereinafter referred to as a "Series") for the Corporation's stock and has allocated Two Hundred Million (200,000,000) shares of the Eleven Billion One Hundred Million (11,100,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Two Million Dollars ($2,000,000) to the new Series. As a result of the action taken by the Board of Directors referenced in this Article FIRST of these Articles Supplementary, the eighteen (18) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                                                          Aggregate
Series                                                                           Number of Shares          Par Value
------                                                                           ----------------          ---------

American Century - Twentieth Century Growth Fund                                    1,000,000,000        $10,000,000
American Century - Twentieth Century Select Fund                                      500,000,000          5,000,000
American Century - Twentieth Century Ultra Fund                                     1,500,000,000         15,000,000
American Century - Twentieth Century Vista Fund                                     1,000,000,000         10,000,000
American Century - Twentieth Century Heritage Fund                                    500,000,000          5,000,000
American Century - Twentieth Century Giftrust                                         200,000,000          2,000,000
American Century Balanced Fund                                                        200,000,000          2,000,000
American Century - Benham Cash Reserve Fund                                         4,000,000,000         40,000,000
American Century - Benham Short-Term Government Fund                                  200,000,000          2,000,000
American Century - Benham Bond Fund                                                   200,000,000          2,000,000
American Century - Benham Intermediate-Term
     Tax-Exempt Fund                                                                  200,000,000          2,000,000
American Century - Benham Long-Term Tax-Exempt Fund                                   200,000,000          2,000,000
American Century - Benham Limited-Term
     Tax-Exempt Fund                                                                  200,000,000          2,000,000
American Century - Benham Intermediate-Term
     Government Fund                                                                  200,000,000          2,000,000
American Century - Benham Limited-Term Bond Fund                                      200,000,000          2,000,000
American Century - Benham Intermediate-Term Bond Fund                                 200,000,000          2,000,000
American Century - Twentieth Century New
     Opportunities Fund                                                               100,000,000          1,000,000
American Century - Benham High Yield Fund                                             200,000,000          2,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND: Pursuant to authority expressly vested in the Board of Directors by Section 2-605(a)(4) of the Maryland General Corporation Law and by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established two (2) classes of shares (each hereinafter referred to as a "Class") for the new Series of the capital stock of the Corporation and (b) has allocated the shares designated to the new Series in Article FIRST above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the eighteen
(18) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                                                          Aggregate
Series Name                                            Class Name                 Number of Shares         Par Value
-----------                                            ----------                 ----------------         ---------

American Century - Twentieth Century
     Growth Fund                                       Investor                        500,000,000        $5,000,000
                                                       Institutional                    80,000,000           800,000
                                                       Service                         210,000,000         2,100,000
                                                       Advisor                         210,000,000         2,100,000
American Century - Twentieth Century
     Select Fund                                       Investor                        250,000,000         2,500,000
                                                       Institutional                    41,000,000           410,000
                                                       Service                         105,000,000         1,050,000
                                                       Advisor                         105,000,000         1,050,000
American Century - Twentieth Century
     Ultra Fund                                        Investor                        750,000,000         7,500,000
                                                       Institutional                   125,000,000         1,250,000
                                                       Service                         312,500,000         3,125,000
                                                       Advisor                         312,500,000         3,125,000
American Century - Twentieth Century
     Vista Fund                                        Investor                        500,000,000         5,000,000
                                                       Institutional                    80,000,000           800,000
                                                       Service                         210,000,000         2,100,000
                                                       Advisor                         210,000,000         2,100,000
American Century - Twentieth Century
     Heritage Fund                                     Investor                        250,000,000         2,500,000
                                                       Institutional                    41,000,000           410,000
                                                       Service                         105,000,000         1,050,000
                                                       Advisor                         105,000,000         1,050,000
American Century - Twentieth Century
     Giftrust                                          N/A                             200,000,000         2,000,000
American Century Balanced Fund                         Investor                        100,000,000         1,000,000
                                                       Institutional                    16,000,000           160,000
                                                       Service                          50,000,000           500,000
                                                       Advisor                          50,000,000           500,000



                                                                                                          Aggregate
Series Name                                            Class Name                 Number of Shares         Par Value
-----------                                            ----------                 ----------------         ---------

American Century - Benham Cash Reserve
     Fund                                              Investor                      2,000,000,000        20,000,000
                                                       Service                       1,000,000,000        10,000,000
                                                       Advisor                       1,000,000,000        10,000,000
American Century - Benham Short-Term
     Government Fund                                   Investor                        100,000,000         1,000,000
                                                       Service                          50,000,000           500,000
                                                       Advisor                          50,000,000           500,000
American Century - Benham Bond Fund                    Investor                        100,000,000         1,000,000
                                                       Service                          50,000,000           500,000
                                                       Advisor                          50,000,000           500,000
American Century - Benham Intermediate-
     Term Tax-Exempt Fund                              N/A                             200,000,000         2,000,000
American Century - Benham Long-Term
     Tax-Exempt Fund                                   N/A                             200,000,000         2,000,000
American Century - Benham Limited-Term
     Tax-Exempt Fund                                   N/A                             200,000,000         2,000,000
American Century - Benham Intermediate-
     Term Government Fund                              Investor                        100,000,000         1,000,000
                                                       Service                          50,000,000           500,000
                                                       Advisor                          50,000,000           500,000
American Century - Benham Limited-Term
     Bond Fund                                         Investor                        100,000,000         1,000,000
                                                       Service                          50,000,000           500,000
                                                       Advisor                          50,000,000           500,000
American Century - Benham Intermediate-
     Term Bond Fund                                    Investor                        100,000,000         1,000,000
                                                       Service                          50,000,000           500,000
                                                       Advisor                          50,000,000           500,000
American Century - Twentieth Century
     New Opportunities Fund                            N/A                             100,000,000         1,000,000
American Century - Benham High Yield
     Fund                                              Investor                        100,000,000         1,000,000
                                                       Advisor                         100,000,000         1,000,000

         THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles Supplementary.

         SIXTH: The Board of Directors of the Corporation duly adopted resolutions establishing the new Series and allocating shares to the Series, as set forth in Article FIRST, and dividing the Series of capital stock of the Corporation into Classes as set forth in Article SECOND.

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Executive Vice President and it corporate seal to be hereunto affixed and attested to by its Secretary on this 28th day of July, 1997.

                                            AMERICAN CENTURY MUTUAL FUNDS, INC.
ATTEST:


/s/ Patrick A. Looby                        By: /s/ William M. Lyons
Name:  Patrick A. Looby                         Name:  William M. Lyons
Title: Secretary                                Title: Executive Vice President

    THE UNDERSIGNED Executive Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  July 28, 1997                 /s/ William M. Lyons
                                      William M. Lyons, Executive Vice President